UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2006

LIBERTY GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-51360 (Commission File Number)	20-2197030 (IRS Employer Identification #)

12300 Liberty Boulevard Englewood, CO 80112

(Address of Principal Executive Office)

(303) 220-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The €1.072 billion Senior Secured Credit Facility Agreement, originally dated January 16, 2004, as previously amended (the Facility Agreement), among UPC Broadband Holding B.V. (UPC Broadband Holding) and UPC Financing Partnership, as Borrowers, Toronto Dominion (Texas) LLC, as Facility Agent, and the other banks and financial institutions named therein, was further amended, effective December 11, 2006, pursuant to an amendment letter (the Amendment).  UPC Broadband Holding is an indirect, wholly owned subsidiary of Liberty Global, Inc. (Liberty Global).  The Facility Agreement provides for a mandatory prepayment requirement in connection with permitted disposals of assets (as more particularly described in Liberty Global’s most recently filed Quarterly Report on Form 10-Q).  Pursuant to the Amendment, UPC Broadband Holding will not be required to effect a mandatory prepayment if the amount that would otherwise be required to be used toward a prepayment is deposited in a “blocked” account and released only to (i) reinvest in the business of the borrowers or (ii) effect a prepayment under the Facility Agreement.  Any portion of the deposited amount which has not been reinvested or used to effect a prepayment within 12 months after the corresponding asset disposal is required to be applied toward a prepayment under the Facility Agreement.  The Amendment also provides for a conforming change to the definition of Senior Debt, pursuant to which any such amount deposited in a blocked account pending reinvestment or prepayment will not be treated as financial indebtedness of the borrowing group.

As a result of the Amendment, UPC Broadband Holding will not be required to effect a mandatory prepayment in connection with the closing of the previously announced sale of its French cable business. Of the €290 million of sale proceeds originally reserved by UPC Broadband Holding for mandatory prepayments under the Facility Agreement, €105 million has been used to effect prepayments and the remaining €185 million will now be available for reinvestment or prepayment, at the option of UPC Broadband Holding.

A copy of the Amendment is being filed herewith as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Name

4.1

Amendment Letter, dated December 11, 2006, to Senior Secured Credit Facility Agreement, originally dated January 16, 2004, as previously amended, among UPC Broadband Holding B.V. and UPC Financing Partnership, as Borrowers, Toronto Dominion (Texas) LLC, as Facility Agent, and the other banks and financial institutions named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIBERTY GLOBAL, INC.

Date: December 12, 2006	By:	/s/ Elizabeth M. Markowski
	Name:	Elizabeth M. Markowski
	Title:	Senior Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit No.	Name

4.1

Amendment Letter, dated December 11, 2006, to Senior Secured Credit Facility Agreement, originally dated January 16, 2004, as previously amended, among UPC Broadband Holding B.V. and UPC Financing Partnership, as Borrowers, Toronto Dominion (Texas) LLC, as Facility Agent, and the other banks and financial institutions named therein.